ELITE ACCESS BROKERAGE EDITION℠ (04/15)

VARIABLE AND FIXED ANNUITY APPLICATION (VA650NY)
VARIABLE ANNUITY APPLICATION (VA660NY)

JACKSON®
NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
Home Office: Purchase, NY 10577
www.jackson.com

First Class Mail: P.O. Box 30314, Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way, Lansing, MI 48951

Customer Care: 800-599-5651
Bank or Financial Institution Customer Care: 888-464-7779
Fax: 888-576-8383
Hours: 8:00 a.m. to 8:00 p.m. ET

Linking/BIN/Brokerage Acct. Number: (if applicable) ____________

Jackson of NY® pre-assigned Contract Number: (if applicable) ____________

- **PLEASE PRINT CLEARLY**
- Please see the Good Order Checklist for additional requirements.

Primary Owner

Type of Ownership: ☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

Sex ☐ Male ☐ Female

U.S. Citizen ☐ Yes ☐ No

Social Security Number ____________ or Tax I.D. Number ____________

Phone Number (include area code) ____________

First Name ____________ Middle Name ____________ Last Name ____________ Date of Birth (mm/dd/yyyy) ____________

Non-Natural Owner/Entity Name (if applicable) ____________

Email Address (print clearly) ____________

Physical Address Line 1 (No P.O. Boxes) ____________ Line 2 ____________

City ____________ State ____ ZIP ____________

Mailing Address Line 1 ____________ Line 2 ____________

City ____________ State ____ ZIP ____________

Joint Owner

Social Security Number ____________

Phone Number (include area code) ____________

Sex ☐ Male ☐ Female

U.S. Citizen ☐ Yes ☐ No

First Name ____________ Middle Name ____________ Last Name ____________

Email Address (print clearly) ____________ Relationship to Owner ____________ Date of Birth (mm/dd/yyyy) ____________

Physical Address Line 1 (No P.O. Boxes) ____________ Line 2 ____________

City ____________ State ____ ZIP ____________

Primary Annuitant

- Complete this section if different than Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Owner.

Social Security Number | Phone Number (include area code) | Sex ☐ Male ☐ Female | U.S. Citizen ☐ Yes ☐ No

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy)

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP

Joint Annuitant

- Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner.

☐ No Joint Annuitant | Social Security Number | Phone Number (include area code) | Sex ☐ Male ☐ Female | U.S. Citizen ☐ Yes ☐ No

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy)

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP

Beneficiary(ies)

! It is required for Good Order that the Death Benefit Percentage be whole numbers and **must** total 100% for each beneficiary type.
If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares.

☐ Primary | Percentage of Death Benefit ____ % | Social Security/Tax I.D. Number

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy)

Non-Natural Entity Name | Relationship to Owner

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP | Phone Number (include area code)

- Please use form N3041 for additional beneficiaries.

☐ Primary ☐ Contingent | Percentage of Death Benefit ____ % | Social Security/Tax I.D. Number

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy)

Non-Natural Entity Name | Relationship to Owner

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP | Phone Number (include area code)

Premium Payment

Select method of payment and note approximate amount:

Check $ ______ Wire $ ______

External Transfer $ ______ Internal Transfer $ ______

Annuity Type

☐ IRA - Traditional* ☐ Non-Tax Qualified ☐ Roth IRA* ☐ SEP ☐ 403(b) TSA

☐ Stretch IRA ☐ Non-Qualified Stretch ☐ Roth Conversion Other: ______

*Tax Contribution Years and Amounts:

Year: ______ $ ______ Year: ______ $ ______

Statement Regarding Replacement of Existing Policies or Annuity Contracts

- ! It is required for Good Order that this entire section be completed.
- If replacing, please provide the Jackson of NY pre-assigned Contract number.

Are you replacing an existing life insurance policy or annuity contract?

No ☐ **Yes** ☐ **Jackson of NY pre-assigned Contract number:** ______

Please complete all necessary forms as required by New York Regulation 60.

Transfer Information

Please check the appropriate box(es) under the "Transfer Type" and "Client Initiated" headings. **Jackson of NY will only request the funds if the "Client Initiated" section is left blank or checked "No."**

Transfer Type	Client Initiated	Company releasing funds	Account number	Anticipated date of receipt	Anticipated transfer amount
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$

Non-Qualified Plan Types: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plan Types: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

Optional Benefit Once selected cannot be changed.

- **Optional Benefit: Additional charges will apply. Please see the prospectus for details.**

☐ **Liquidity Option** (Contract Form VA660NY)

Fixed Account Options are not available if Liquidity Option is selected.

Premium Allocation (Cont. on page 5)

! Tell us how you want your annuity premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! Total number of allocation selections may not exceed 99.

- **NOTE:** The Contract permits Jackson of NY to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

%	Traditional Investments – Equity Investments	
	JNL®/Mellon Capital S&P® 400 MidCap Index	(124)
	JNL/Mellon Capital S&P 500® Index	(123)
	JNL/Mellon Capital Small Cap Index	(128)
	JNL/American Funds® Global Growth	(638)
	JNL/American Funds Growth	(395)
	JNL/American Funds Growth-Income	(342)
	JNL/The Boston Company Equity Income	(606)
	JNL/DFA U.S. Core Equity	(115)
	JNL/DFA U.S. Micro Cap	(612)
	JNL/Epoch Global Shareholder Yield	(397)
	JNL/Franklin Templeton Income	(075)
	JNL/Franklin Templeton Small Cap Value	(208)
	JNL/Harris Oakmark Global Equity	(656)
	JNL/Invesco Small Cap Growth	(195)
	JNL/JPMorgan MidCap Growth	(101)
	JNL/PPM America Mid Cap Value	(293)
	JNL/The London Company Focused U.S. Equity	(639)
	JNL/T. Rowe Price Established Growth	(111)
	JNL/T. Rowe Price Value	(149)
	JNL/WMC Balanced	(104)

%	Traditional Investments – Fixed Income	
	JNL/Mellon Capital Bond Index	(133)
	JNL/DoubleLine® Total Return	(636)
	JNL/Franklin Templeton Global Multisector Bond	(348)
	JNL/Goldman Sachs Emerging Markets Debt	(059)

%	Traditional Investments – Fixed Income (cont. from previous column)	
	JNL/JPMorgan U.S. Government & Quality Bond	(109)
	JNL/PIMCO Credit Income	(604)
	JNL/PIMCO Real Return	(078)
	JNL/PIMCO Total Return Bond	(127)
	JNL/PPM America Floating Rate Income	(346)
	JNL/PPM America High Yield Bond	(136)
	JNL/PPM America Total Return	(608)
	JNL/Scout Unconstrained Bond	(648)
	JNL/T. Rowe Price Short-Term Bond	(076)
	JNL/WMC Money Market	(107)

%	Traditional Investments – International	
	JNL/Mellon Capital Emerging Markets Index	(349)
	JNL/Mellon Capital International Index	(129)
	JNL/American Funds International	(343)
	JNL/Eastspring Investments Asia ex-Japan	(272)
	JNL/Eastspring Investments China-India	(273)
	JNL/Franklin Templeton Frontier Markets	(613)
	JNL/Franklin Templeton International Small Cap Growth	(250)
	JNL/Invesco International Growth	(113)
	JNL/Lazard Emerging Markets	(077)
	JNL/Lazard International Strategic Equity	(630)
	JNL/Oppenheimer Emerging Markets Innovator	(657)
	JNL/WCM Focused International Equity	(640)

%	Traditional Investments – Specialty	
	JNL/Mellon Capital European 30	(299)
	JNL/Mellon Capital Index 5	(242)
	JNL/Mellon Capital Nasdaq® 25	(222)
	JNL/Mellon Capital Pacific Rim 30	(298)
	JNL/Mellon Capital S&P 24	(074)
	JNL/Mellon Capital S&P SMid 60	(248)
	JNL/S&P 4	(292)
	JNL/S&P Competitive Advantage	(274)
	JNL/S&P Dividend Income & Growth	(278)
	JNL/S&P Intrinsic Value	(279)
	JNL/S&P Total Yield	(280)
	JNL/S&P International 5	(654)
	JNL/S&P Mid 3	(363)

%	Traditional Investments – Sector	
	JNL/Mellon Capital Communications Sector	(191)
	JNL/Mellon Capital Consumer Brands Sector	(185)
	JNL/Mellon Capital Financial Sector	(189)
	JNL/Mellon Capital Healthcare Sector	(188)
	JNL/Mellon Capital Oil & Gas Sector	(190)
	JNL/Mellon Capital Technology Sector	(187)
	JNL/Mellon Capital Utilities Sector	(635)

%	Fixed Account Options *

***Not available if the Liquidity Option is selected.**
	1-Year (NOT AVAILABLE)	
	3-Year (NOT AVAILABLE)	
	5-Year	(045)
	7-Year	(047)

Premium Allocation (Cont. from page 4)

Tell us how you want your annuity premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

Total number of allocation selections may not exceed 99.

%	Alternative Investments	
	Alternative Assets	
	JNL/BlackRock Commodity Securities Strategy	(066)
	JNL/Brookfield Global Infrastructure and MLP	(347)
	JNL/Franklin Templeton Natural Resources	(399)
	JNL/Invesco Global Real Estate	(206)
	JNL/Neuberger Berman Risk Balanced Commodity Strategy	(643)
	JNL/Red Rocks Listed Private Equity	(300)
	JNL/Van Eck International Gold	(615)

%	Alternative Investments	
	Alternative Strategies	
	JNL Multi-Manager Alternative	(655)
	JNL/AQR Managed Futures Strategy	(379)
	JNL/AQR Risk Parity	(641)
	JNL/BlackRock Global Long Short Credit	(628)
	JNL/Boston Partners Global Long Short Equity	(653)
	JNL/Eaton Vance Global Macro Absolute Return Advantage	(629)
	JNL/FAMCO Flex Core Covered Call	(398)
	JNL/Goldman Sachs U.S. Equity Flex	(068)
	JNL/Neuberger Berman Currency (614)
	JNL/Nicholas Convertible Arbitrage (603)
	JNL/PPM America Long Short Credit (631)
	JNL/Westchester Capital Event Driven (658)

%	Risk Management Strategies	
	JNL/AllianceBernstein Dynamic Asset Allocation	(644)
	JNL/MMRS Conservative	(645)
	JNL/MMRS Moderate	(647)
	JNL/MMRS Growth	(646)

%	Tactically Managed Strategies	
	JNL Tactical ETF Conservative	(389)
	JNL Tactical ETF Moderate	(390)
	JNL Tactical ETF Growth	(391)
	JNL/BlackRock Global Allocation	(345)
	JNL/Ivy Asset Strategy	(305)
	JNL/T. Rowe Price Capital Appreciation	(637)

%	Guidance Portfolios®	
	Focused	
	JNAM Guidance - Equity 100	(610)
	JNAM Guidance - Fixed Income 100	(611)
	JNAM Guidance - Alt 100	(388)

%	Guidance Portfolios	
	Interest Rate/Inflation Sensitive	
	JNAM Guidance - Interest Rate Opportunities	(620)
	JNAM Guidance - Real Assets	(619)

%	Guidance Portfolios	
	Other	
	JNAM Guidance - Equity Income	(382)
	JNL Alt 65	(304)

%	Guidance Portfolios	
	Diversified - Strategic	
	JNAM Guidance - Conservative	(380)
	JNAM Guidance - Moderate	(381)
	JNAM Guidance - Moderate Growth	(383)
	JNAM Guidance - Growth	(616)
	JNAM Guidance - Maximum Growth	(384)

Systematic Investment (periodic premium reallocation program)

- Other Systematic Investment Options may be available. Please see Systematic Investment form (NV5685).

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy) ________ **OR** ☐ Immediately after issue.

Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson of NY applies the initial premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson of NY will default the start date and all subsequent transfer dates to the 28th.

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy)

____

If an Annuitization/Income Date is not specified, Jackson of NY will default to the Latest Income Date as shown in the Contract.

- If no election is made, Jackson of NY will default to "No."
- This authorization is not extended to Authorized Callers.

Telephone and Electronic Transfers Authorization

By checking "Yes," I (we) authorize Jackson National Life Insurance Company of New York (Jackson of NY) to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between investment options via telephone, internet, or other electronic medium from me (us) and my (our) Producer/Representative, subject to Jackson of NY's administrative procedures.

Do you consent to Telephone/Electronic Transfer Authorization? ☐ **Yes** ☐ **No**

I (We) release Jackson of NY, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson of NY reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me.

To give consent to initiate partial withdrawals via telephone, internet, or other electronic medium, please complete the Telephone/Electronic Authorization Request form, NV3982.

- This authorization is not extended to Telephone and Electronic Transfers Authorization.

Authorized Caller

If you want to authorize an individual other than your Producer/Representative to receive Contract information via telephone, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security Number	Date of Birth (mm/dd/yyyy)

Electronic Delivery Authorization

- If no election is made, Jackson of NY will default to "No."

Do you consent to Electronic Delivery of Documents? ☐ **Yes** ☐ **No**

GO GREEN. IT'S ONLY NATURAL.

Check the boxes next to the types of documents you wish to receive electronically. If Electronic Delivery is authorized, but no document type is selected, the selection will default to "All Documents."

- **Selection of "ALL DOCUMENTS" excludes quarterly statements.**

☐ **ALL DOCUMENTS** ☐ Prospectuses and prospectus supplements ☐ Annual and Semi-Annual reports

☐ Periodic and immediate confirmation statements ☐ Other Contract-related correspondence

My email address is: ______________________.

I (We) will notify Jackson of NY of any new email address.

- Check the boxes next to the types of documents you wish to receive electronically.

This consent will continue unless and until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson of NY's website. Please contact the appropriate Jackson of NY Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson of NY's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic communications from Jackson of NY. Please make certain you have given Jackson of NY a current email address. Also let Jackson of NY know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any communications in paper form.

Client Acknowledgments

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded.
2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
3. **I (We) understand that annuity benefits, death benefit values and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson of NY are variable and may be increased or decreased, and the dollar amounts are not guaranteed.**
4. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division.
5. The Contract I (we) have applied for is suitable for my (our) insurance objective, financial situation and needs.
6. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my Contract Value.
7. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be redetermined each Redetermination Date. The redetermined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermined Period. (Not applicable if Liquidity Optional Benefit is selected.)
8. **I (We) understand that allocations to the Fixed Account Options are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. (Not applicable if Liquidity Optional Benefit is selected.)**
9. I (We) understand that Jackson of NY may restrict the availability of one or more of the Fixed Account Options and/or reserves the right not to accept additional Premium allocations and transfers into the Fixed Account at any time on a nondiscriminatory basis.
10. **I (We) certify that the Date of Birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, or Joint Annuitant, if applicable, stated in this application is (are) true and correctly recorded.**
11. I (We) understand that Jackson of NY issues other annuities with similar features, benefits, limitations, and charges. I (We) have discussed the alternatives with my (our) financial representative.

Client Signatures

! It is required for Good Order that all applicable parties to the Contract sign here.

Owner's Signature | Date Signed (mm/dd/yyyy) | State where signed

Owner's Title (required if owned by an Entity)

Joint Owner's Signature | Date Signed (mm/dd/yyyy)

Annuitant's Signature (if other than Owner) | Date Signed (mm/dd/yyyy) | State where signed

Joint Annuitant's Signature (if other than Joint Owner) | Date Signed (mm/dd/yyyy)

Producer/Representative Acknowledgments

By signing this form, I certify that:

1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract benefits, restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
4. I have complied with requirements for disclosures and/or replacements as necessary.

Jackson of NY Prod./Rep. No. | Producer/Representative Signature | Date Signed (mm/dd/yyyy)

First Name | Middle Name | Last Name

Email Address (print clearly) | Business Phone Number (include area code)

- **Program Options Note:** Contact your home office for program information. If no option is indicated, the designated default will be used.

Program Options *

☐ A ☐ B ☐ C ☐ D ☐ E

* **NOTE:** If Liquidity Option is selected, only Program Option E is available.

Percentage %

If more than one Producer/Representative is participating in a Program Option on this case, please provide all Producer/Representative names, Jackson of NY Producer/Representative numbers and percentages for each (totaling 100%).

- If Percentage is left blank, all Producer/Reps will receive equal shares.

Producer/Representative Name # 2 | Jackson of NY Producer/Representative No. | Percentage %

Producer/Representative Name # 3 | Jackson of NY Producer/Representative No. | Percentage %

Not FDIC/NCUA Insured • Not Bank/CU guaranteed • May lose value
Not a deposit • Not insured by any federal agency